UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017 (January 25, 2017)

HotApp International Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(202) 524-6869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry Into a Material Definitive Agreement

HotApp International Inc (“HotApp”) announced today that it has entered into an Agreement for Services (“Agreement”) with iGalen International Inc (“iGalen”), a company specializing in dietary supplements, to provide iGalen with a mobile enterprise resource planning platform (“Mobile App”) for iGalen’s members.

Under the terms of the agreement, iGalen, a U.S.-based network marketing company, 53% owned subsidiary of Singapore Exchange-listed Singapore eDevelopment Limited (“SeD”), and affiliate of HotApp, will share 3% of its entire annual global revenue with HotApp for the financial year ending 31 December 2017. In turn, HotApp will be responsible for maintaining and upgrading the Mobile App platform, as well as providing the required cloud infrastructure.

HotApp will absorb the cost of development of the Mobile App, and will not charge individual members for use of the Mobile App’s standard functions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01
Financial Statements and Exhibits

(d)
Exhibits

Exhibit
Description

10.1
Agreement For Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HotApp International Inc.
Date: February 21, 2016	By: /s/ Conn Flanigan
Conn Flanigan Director